POWER OF ATTORNEY

We, the undersigned directors of Questar Corporation, hereby severally constitute Keith O. Rattie and Richard J. Doleshek, and each of them acting alone, our true and lawful attorneys, with full power to them and each of them to sign for us and in our names in the capacities indicated below, the Annual Report on Form 10-K for 2009 and any and all amendments to be filed with the Securities and Exchange commission by Questar Corporation, hereby ratifying and confirming our signatures as they may be signed by the attorneys appointed herein to the Annual Report on Form 10-K for 2009 and any and all amendments to such Report.

Witness our hands on the respective dates set forth below.

Signature

Title

Date

__________/s/______________

Chairman of the Board,

02/09/10

Keith O. Rattie

President, and Chief Executive Officer

Director

_________/s/_______________

Director

02/09/10

Phillips S. Baker, Jr.

_________/s/_______________

Director

02/09/10

Teresa Beck

_________/s/_______________

Director

02/09/10

R. D. Cash

_________/s/_______________

Director

02/09/10

L. Richard Flury

________/s/________________

Director

02/09/10

James A. Harmon

_________/s/_______________

Director

02/09/10

Robert E. McKee III

_________/s/_______________

Director

02/09/10

Gary G. Michael

_________/s/_______________

Director

02/09/10

M. W. Scoggins

_________/s/_______________

Director

02/09/10

Harris H. Simmons

_________/s/_______________

Director

02/09/10

C. B. Stanley

_________/s/_______________

Director

02/09/10

Bruce A. Williamson

BOARD\MEETING\10\FEB 8-9\POA Q.DOCX